SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                   The Sportsman's Guide, Inc.
         (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

                                                 Preliminary Copy


                   THE SPORTSMAN'S GUIDE, INC.

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON MARCH 5, 1997



TO OUR SHAREHOLDERS:

     A Special Meeting of Shareholders of The Sportsman's Guide,
Inc., a Minnesota corporation (the "Company"), will be held at the offices of the Company, 411 Farwell Avenue, South St. Paul,
Minnesota 55075, on March 5, 1997 at 1:00 p.m., Minnesota time, for the purpose of considering and voting upon:

     1. Adoption of an amendment to the Restated Articles of Incorporation of the Company to effect a one-for-ten reverse stock split of the Company's outstanding Common
          Stock.

     2. Such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on February 10, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Charles B. Lingen, Secretary

February 10, 1997

                            IMPORTANT
          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY

                   THE SPORTSMAN'S GUIDE, INC.

                      INFORMATION STATEMENT
                               FOR
                 SPECIAL MEETING OF SHAREHOLDERS

                          March 5, 1997


     This Information Statement is furnished in connection with the matters to be voted on at a Special Meeting of Shareholders of The Sportsman's Guide, Inc. (the "Company"), to be held at 1:00 p.m., Minneapolis time, on March 5, 1997, at the offices of the Company, 411 Farwell Avenue, South St. Paul, Minnesota 55075, and at any adjournments thereof. This Information Statement is first being mailed to shareholders on or about February 10, 1997.


          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY


                VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share.

     All holders of record of the Company's Common Stock at the close of business on February 10, 1997 are entitled to notice of and to vote at the Special Meeting. As of February 10, 1997, there were 23,335,833 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Special Meeting.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business.

                     PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of February 10, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock and Series A Preferred Stock, par value $.01 per share, by each director of the Company and all directors and executive officers as a group, and the beneficial ownership of the Company's Common Stock by those persons or groups known by the Company to own more than 5% of the Common Stock.


Directors:

                                           Number of Shares   Percent of
                                             Beneficially        Class
Name and Address(1)      Title of Class         Owned         Outstanding(2)

Vincent W. Shiel         Common Stock        6,923,511(3)        27.4%
6900 Golf House Drive
Hobe Sound, FL 33455     Preferred Stock       100,000(4)        50.0%

Mark F. Kroger           Common Stock        1,028,340(5)         4.4%
110 Baird Parkway
Mansfield, OH 44903      Preferred Stock        10,000            5.0%

Leonard M. Paletz        Common Stock        2,604,189(6)        10.9%
411 Farwell Avenue
S. St. Paul, MN 55075

Gary Olen                Common Stock        1,050,577(7)         4.5%
411 Farwell Avenue
S. St. Paul, MN 55075

William T. Sena               --                 --               --
300 Main Street
Cincinnati, OH 45202

Gregory R. Binkley       Common Stock          153,125(8)         *
411 Farwell Avenue
S. St. Paul, MN 55075

Charles B. Lingen        Common Stock           18,750(9)         *
411 Farwell Avenue
S. St. Paul, MN 55075

William G. Luth               --                 --               --
411 Farwell Avenue
S. St. Paul, MN 55075

All Directors and        Common Stock       11,778,492(10)       45.0%
Executive Officers as
a Group (8 persons)      Preferred Stock       110,000           55.0%

  *  Less than 1% of outstanding shares



Holders of More Than 5% of Common Stock (in addition to directors named above):

                                   Number of Shares          Percent of
                                     Beneficially              Class
Name and Address                        Owned               Outstanding

Stuart A. Shiel                      1,833,333(11)              7.8%
17010 Butteroak Drive
Spring, TX  77379

Susan M. Mills                       1,946,879(12)              8.3%
600 Woods Road
Dayton, OH  45419

Ralph E. Heyman, Esq.                4,974,853(13)             20.5%
1100 Courthouse Plaza, SW
Dayton, OH  45402

Frederick J. Kroger                  1,662,341(14)              6.9%
905 East Third Street
Dayton, OH 45402

Thomas A. Smith                      1,280,000(15)              5.4%
96 N.E. 4th Avenue
Delray Beach, FL 33444

___________________________

Footnotes:

(1) Unless otherwise indicated, all shares are held of record and beneficially owned by the person indicated.

(2) Percentages are calculated on the basis of the number of shares outstanding on February 10, 1997, plus the number of shares issuable pursuant to presently exercisable options and stock warrants for that individual.

(3) Includes 5,723,503 shares (1,473,480 of which represent shares issuable upon the exercise of stock warrants) held in the name of Vincent W. Shiel as Trustee and Settlor of the Vincent W. Shiel Revocable Trust and 1,200,008 shares (450,000 of which represent shares issuable upon the exercise of stock warrants) held in the name of Helen M. Shiel, the wife of Dr. Shiel, as Trustee and Settlor of the Helen M. Shiel Revocable Trust.

(4) Includes 75,000 shares held in the name of Vincent W. Shiel as Trustee and Settlor of the Vincent W. Shiel Revocable Trust and 25,000 shares held in the name of Helen M. Shiel as Trustee and Settlor of the Helen M. Shiel Revocable Trust.

(5) Includes 94,999 shares issuable upon the exercise of stock warrants.


(6) Includes 460,189 shares issuable upon the exercise of stock warrants and 50,000 shares issuable upon the exercise of an option.

(7)  Includes 218,750 shares issuable upon the exercise of options.

(8) Includes 20,000 shares held in the name of Mr. Binkley's wife and 53,125 shares issuable upon the exercise of options.

(9)  Includes 18,750 shares issuable upon the exercise of options.

(10) Includes 2,819,293 shares issuable upon the exercise of stock warrants and options.

(11) Includes 200,000 shares issuable upon the exercise of stock warrants. Does not include 1,726,635 shares held in trust for the benefit of Stuart Shiel's children. Mr. Shiel expressly disclaims beneficial ownership of all such shares.

(12) Includes 117,600 shares issuable upon the exercise of stock warrants.

(13) Includes 976,520 shares issuable upon the exercise of stock warrants as a trustee of various trusts. Mr. Heyman holds
     3,978,333 shares as a trustee of various trusts, of which he has no pecuniary interest.

(14) Includes 729,000 shares issuable upon the exercise of stock warrants.

(15) Includes 400,000 shares issuable upon the exercise of stock warrants as a trustee of various trusts. Mr. Smith holds
     880,000 shares as a trustee of various trusts, of which he has no pecuniary interest.



                     MATTERS TO BE ACTED UPON
                      AT THE SPECIAL MEETING

1.   Proposed Amendment to Effect Reverse Stock Split

     The Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation to effect a one-for-ten reverse stock split ("Reverse Stock Split") and directed that it be submitted to the Company's shareholders for consideration and action. Under the terms of the Reverse Stock Split, each ten shares of the Company's presently outstanding Common Stock will be changed into one share of newly issued Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. All resulting fractional share interests will instead be rounded-up to a whole share of new Common Stock.


     The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock. If the Reverse Stock Split is approved by the shareholders of the Company at the Special Meeting, the proposed amendment to the Company's Restated Articles of Incorporation providing for the Reverse Stock Split will be filed with the Secretary of State of the State of Minnesota and the Reverse Stock Split will become effective. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Purposes and Effects of the Reverse Stock Split

     Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain 36,800,000 shares. Proportionate voting rights and other rights of shareholders will not be altered by the Reverse Stock Split. The par value of the Common Stock will remain at $.01 per share following the Reverse Stock Split.

     The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholders may increase the trading price of such shares, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. Additionally, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.

     The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the Company's shareholders.

     There can be no assurances, however, that the foregoing effects will occur or that the market price of the new Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate ten times the market price before the Reverse Stock Split.


     The Common Stock is currently traded in the Minneapolis-St. Paul over-the-counter market. The number of holders of the Common Stock on February 10, 1997 was approximately 297. The Reverse Stock Split should not result in a reduction in the number of holders.

     Pursuant to the terms of the Company's stock option plans and executive officer stock option agreements, the total number of shares reserved for grants and all options granted under these plans and agreements will be proportionately reduced in number, and the cash consideration payable per share upon exercise of these options will be proportionately increased, upon consummation of the Reverse Stock Split. Similarly, the number of shares issuable upon the exercise of stock warrants issued in connection with the Company's private placements of debt will be proportionately reduced, and the exercise price of the warrants will be proportionately increased, upon consummation of the Reverse Stock Split.

     If the Reverse Stock Split is approved, the total number of outstanding shares of Common Stock held by each shareholder would be converted automatically into a right to receive an amount of whole or fractional shares of new Common Stock equal to the number of shares owned immediately prior to the Reverse Stock Split divided by ten. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional share interests resulting from the Reverse Stock Split will instead be rounded-up to a whole share of new Common Stock, and each holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock after the Reverse Stock Split will, in lieu of such fractional share, receive a whole share of new Common Stock upon the surrender of certificates representing Common Stock held by such holder.

     Approval of the Reverse Stock Split would not affect any shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding-up of fractional shares. The voting rights and other privileges of the holders of Common Stock would not be affected by adoption or subsequent implementation of the Reverse Stock Split.

     If the Reverse Stock Split is approved by the shareholders at the Special Meeting, and unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its shareholders, the proposed amendment to the Restated Articles of Incorporation in the form set forth in Exhibit A hereto would be filed with the Secretary of State of Minnesota as soon as practicable after the Special Meeting, and the Reverse Stock Split would become effective as of 5:00 p.m. E.S.T. on the date of such filing (the "Effective Date"). Without any further action on the part of the Company or the shareholders, the shares of Common Stock held by shareholders

of record as of the Effective Date will be changed into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by ten, with any fractional share interest being rounded-up to a whole share as described above.

Exchange of Stock Certificates

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each shareholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, Corporate Stock Transfer, Inc. (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of new Common Stock. No new certificates will be issued to a shareholder until the shareholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion, execution and return of the letter of transmittal to the Exchange Agent, together with all old certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     No service charges will be payable by shareholders in connection with the exchange of certificates or the issuance of whole shares for fractional interests, all of which costs will be borne by the Company.

Federal Income Tax Consequences

     The Company believes the Reverse Stock Split will be a tax-free recapitalization under Section 368(a)(1)(E) of the Internal
Revenue Code of 1986, as amended ("Code") and that the distribution by the Company to shareholders of a whole share in lieu of fractional share interests will be a tax-free stock dividend under
Section 305 of the Code. Accordingly, a shareholder who exchanges his or her Common Stock solely for new Common Stock (including the exchange of fractional share interests for a whole share) should recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his or her shares of new

Common Stock received from the Company should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor.
The holding period of the new Common Stock received by such shareholder should include the period during which the Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

No Dissenters' Rights

     Shareholders who vote against the Reverse Stock Split are not entitled to any dissenters' rights of appraisal under Minnesota law.

Vote Required

     Adoption of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock.
Abstentions and broker non-votes will be treated as non-votes and will have the effect of a vote against the amendment.

2.  Other Business

     Management of the Company does not know of any matters to be acted upon at the Special Meeting other than those mentioned above.


          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY

                                   THE SPORTSMAN'S GUIDE, INC.



                                   Charles B. Lingen, Secretary

                                                        EXHIBIT A

                        PROPOSED AMENDMENT
                                TO
                RESTATED ARTICLES OF INCORPORATION


     5.01 Authorized Shares. (a) The total number of shares of all classes of stock that this Corporation shall have authority to issue is 40,000,000, consisting of 36,800,000 shares of Common
Stock, par value $.01 per share, 200,000 shares of Series A
Preferred Stock, par value $.01 per share, and 3,000,000 undesignated shares.

     (b) At 5:00 p.m. E.S.T. on the date these Amended Articles of Incorporation are amended to include this subsection (b) of ARTICLE
5.01 (the "Effective Date"), each ten shares of the outstanding Common Stock shall be changed into one share of Common Stock, $.01 par value (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. All fractional share interests resulting from the Reverse Stock Split shall instead be rounded-up to a whole share of Common Stock.

          (1) Certificate(s) for shares of Common Stock out-standing prior to the Effective Date shall evidence the right of the holder thereof to receive, upon the surrender of such certificate(s) to the transfer agent of the Corporation, a new certificate(s) evidencing that number of shares of Common Stock into which the shares of Common Stock evidenced by the surrendered certificate(s) were converted as a result of the Reverse Stock Split.

          (2)  Promptly after the Effective Date, the
     Corporation shall give written notice to holders of record of shares of Common Stock immediately prior to the Effective Date that the Reverse Stock Split has become effective and shall include with such notice instructions as to how certificates evidencing shares of Common Stock outstanding prior to the Effective Date may be surrendered to the transfer agent of the Corporation in exchange for the shares to which the holder of such a certificate is entitled.